UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 26, 2004

Date of report (Date of earliest event reported)

COGENTRIX ENERGY, INC.

(exact name of registrant as specified in its charter)

NORTH CAROLINA	33-74254	56-1853081
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9405 Arrowpoint Boulevard, Charlotte, North Carolina	28273-8110
(Address of Principal Executive Offices)	(Zip Code)

(704) 525-3800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Item 5.	Other Event

In its report on Form 8-K filed on January 30, 2004, Cogentrix Energy, Inc. (“CEI”) announced its intention to refinance the $192 million secured credit facility (the “Existing Bank Facility”) of Cogentrix Delaware Holdings, Inc. (“CDH”), a wholly owned subsidiary of CEI, subject to prevailing market conditions (the “Bank Facility Refinancing”). The Bank Facility Refinancing was completed on February 26, 2004 pursuant to a Credit Agreement (the “Credit Agreement”), among CEI, CDH, the syndicate of lenders named therein, BNP Paribas as issuer of letters of credit, as Collateral Agent and as Administrative Agent and the Arrangers, Bookrunners, Co-Syndication Agents and Documentation Agent named therein. The financing parties have made available certain credit facilities to CDH under the Credit Agreement in an aggregate amount not to exceed $278,000,000, consisting of up to $215,000,000 aggregate principal amount of term loans (the “Term Loans”) and up to $63,000,000 aggregate principal amount of revolving credit commitments (the “Revolving Credit Commitments”).

As with the Existing Bank Facility, CEI’s and CDH’s obligations under the Credit Agreement are secured by a pledge of the capital stock of, a security interest in the assets of and/or guarantees by certain direct and indirect subsidiaries of CDH, as well as a security interest in the assets of CDH. CEI’s secured and unsecured guarantees of the Existing Bank Facility have also been replaced with secured and unsecured guarantees by CEI of certain obligations under the Credit Agreement. CEI’s secured guarantee is, like the secured guarantee it replaces, limited to $50,000,000 of credit exposure incurred by CDH for working capital purposes. This guaranty is secured by the assets of CEI, including a pledge of the capital stock of CEI’s direct subsidiaries, which include CDH. As with the Existing Bank Facility, CEI has also guaranteed all obligations of CDH under the Credit Agreement on an unsecured basis. Concurrently with the execution of the Credit Agreement, the Existing Bank Facility and the related pledges, grants of security interest and/or guarantees by CEI and its Subsidiaries were terminated.

$124,635,500 of Term Loans were funded on the closing date. These loans were used to refinance in full all loans under the Existing Bank Facility. The Term Loans will bear interest, payable from time to time as set forth in the Credit Agreement at the applicable London Interbank Offered Rate as determined pursuant to the Credit Agreement (the “LIBOR Rate”) plus 2.25% per annum, or the applicable prime rate as determined pursuant to the Credit Agreement (the “Prime Rate”) plus 1.25% per annum. An aggregate principal amount of $537,500 of the Term Loans are scheduled to be amortized each quarter through December 31, 2008, with the remaining unpaid principal amount of the Term Loans scheduled to become due and payable on February 25, 2009.

The Revolving Credit Commitments include commitments to extend loans and issue letters of credit. Letters of credit with an initial stated amount of $762,000 were issued under the Revolving Credit Commitments on the closing date, while no revolving loans were borrowed at such time. These letters of credit replaced all letters of credit outstanding under the Existing Credit Facility. Loans under the Revolving Credit Commitments bear interest at the LIBOR Rate, plus 2.50% per annum, or the Prime Rate plus 1.50% per annum. A fee of 2.50% per annum is payable on the undrawn principal amount of all letters of credit. The loans under the Revolving Credit Commitments can be repaid and reborrowed from time to time subject to the terms of the Credit Agreement. All of the loans and letters of credit under the Revolving Credit Commitments terminate (and must be repaid in full) on February 23, 2007.

The additional Term Loan commitments, which will be available subject to satisfaction of certain conditions precedent, will be used (a) to refinance in full at maturity on March 15, 2004, all outstanding obligations of CEI under its 8.10% Senior Notes due 2004 in an approximate amount of $39,721,000, and (b) to repay obligations of Cogentrix Eastern America, Inc. under its Amended and Restated Credit Agreement in an approximate amount of $50,643,500. Concurrently with the repayment of the obligations of Cogentrix Eastern America, Inc. under its Amended and Restated Credit Agreement such agreement and its related pledges, grants of security interest and/or guarantees will be terminated. At such time Cogentrix Eastern America, Inc. and certain of its Subsidiaries will provide a pledge of capital stock, a security interest in their assets and/or guarantees of certain specified obligations of CDH under the Credit Agreement.

The additional commitments under the Revolving Credit Commitments, which will be available subject to satisfaction of certain conditions precedent, will be used (a) to issue letters of credit to replace existing letters of credit issued pursuant to the Credit Agreement of Cogentrix Mid-America, Inc., in an approximate amount of $16,679,000 and (b) from time to time for other working capital purposes of CEI and its subsidiaries. Concurrently with the replacement of the letters of credit under Cogentrix Mid-America, Inc.’s Credit Agreement, such agreement and its related pledges, grants of security interest and/or guarantees will be terminated. At such time Cogentrix Eastern America, Inc. and certain of its Subsidiaries will provide a pledge of capital stock, a security interest in their assets and/or guarantees of certain specified obligations of CDH under the Credit Agreement.

The Bank Facility Refinancing, like the Existing Bank Facility and the other obligations of CEI and its subsidiaries, is non-recourse to The Goldman Sachs Group, Inc. (“Goldman Sachs”), CEI’s corporate parent, and is non-recourse to any affiliate of Goldman Sachs (other than CEI and its subsidiaries, as applicable).

Forward Looking Statements

The above disclosure includes statements concerning certain forward-looking statements and information affecting or relating to CEI which are intended to qualify for the protections afforded “Forward-Looking Statements” under the Private Securities Litigation Reform Act of 1995, Public Law 104-67. When used in this Form 8-K, the words “may,” “would,” “could,” “will,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “expect” and similar expressions, as they relate to CEI or its management, are intended to identify forward-looking statements. Forward-looking statements reflect CEI’s current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Many factors could cause CEI’s actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including:

*electric power generation industry trends;

*regional and general economic and business conditions, particularly an economic downturn;

*loss of confidence generally in companies participating in the electric power generation industry;

*CEI’s leverage and increases in CEI’s leverage;

*restrictions imposed by CEI’s debt agreements;

*the ability of CEI, its subsidiaries and project affiliates to borrow additional funds, refinance or restructure existing indebtedness and access capital markets;

*the ability of CEI’s subsidiaries and project affiliates to pay dividends, management fees and other distributions;

*downgrading in CEI’s credit ratings or the credit ratings of CEI’s customers or project affiliates;

*defaults by CEI’s subsidiaries under their project loan agreements;

*limitations on CEI’s ability to control projects in which it has less than 100% interest;

*volatility of energy and fuel prices;

*reduced competition in the electric power generation industry;

*increased supply of electric generating assets;

*changes in the wholesale power market, including reduced liquidity which may limit opportunities to capitalize on short-term price volatility;

*factors affecting power generation operations such as unusual weather conditions, severe damage to facilities, unscheduled generation outages, maintenance or repairs, environmental incidents, or electric transmission or gas pipeline system constraints;

*large energy blackouts, such as the August 2003 blackout that affected parts of the northeastern United States and Canada;

*retention of CEI’s senior management and the availability and retention of qualified personnel;

*CEI’s ability to purchase insurance on commercially reasonable terms or at all;

*changes in federal, state and local energy and environmental laws and regulations or the loss of exempt status of certain of CEI’s facilities from certain federal, state and local energy laws and regulations;

*fluctuations in the cost or availability of fuel, gas and other fuel supplies;

*termination or modification of certain power sales agreements at CEI’s facilities;

*inability to timely complete capital improvement and re-powering projects due to factors beyond CEI’s control;

*inability to enter into intermediate and long-term contracts to sell power on acceptable terms and prices;

*the limited experience of Goldman Sachs in owning companies that operate and manage power generation facilities; and

*completion or integration of future acquisitions;

many of which are beyond the control of CEI. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results, performance or achievements may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. CEI does not intend, and does not assume any obligation, to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGENTRIX ENERGY, INC.
(registrant)

By:	/S/ ROBERT S. MANCINI
Name: Robert S. Mancini
Title: Co-President and Chief Commercial Officer

Date:  March 2, 2004